Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-207299, 333-210466, 333-220841, 333-223798, 333-230224, 333-237104, 333-237105, 333-254688, 333-254689, 333-263629, 333-263630, 333-270925, 333-270926, 333-283165, and 333-283164) on Form S-8, (Nos. 333-233139 and 333-289415) on Form S-3 and (Nos. 333-274421 and 333-274759) on Form S-1 of our report dated March 12, 2026, with respect to the consolidated financial statements of Synlogic, Inc. and subsidiaries.

/s/ KPMG LLP

Boston, Massachusetts

March 12, 2026